UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2010

Metalline Mining Company
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1330 E. Margaret Avenue, Coeur d'Alene, Idaho	83815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (208) 665-2002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Severance Agreements

On August 3, 2010 Metalline Mining Company (the “Company”) entered into a Severance Agreement with Merlin Bingham, its former President and Chief Executive Office (the “Bingham Severance Agreement”).   Also on August 3, 2010, the Company entered into a Severance Agreement with Roger Kolvoord, its former Executive Vice President (the “Kolvoord Severance Agreement”).   Although no longer a Company executive officer Merlin Bingham is continuing to serve on the Company’s Board of Directors.

The material terms of both the Bingham Severance Agreement and the Kolvoord Severance Agreement are further described under Item 1.02 below.

Greg Hahn Consulting Agreement

On August 4, 2010 the Company entered into a consulting agreement with Greg Hahn, its interim Chief Executive Officer and President (the “Hahn Agreement”).  The Hahn Agreement is between the Company and a consulting company controlled by Mr. Hahn, and is intended to memorialize the terms pursuant to which Mr. Hahn is serving as an interim executive officer on a half time basis.  The terms of the Hahn Agreement are consistent with the oral agreement between the parties the terms of which were disclosed in a Current Report on Form 8-K dated July 1, 2010.  Mr. Hahn will be compensated at the rate of $12,000 per month while serving as an executive officer (starting July 1, 2010).  The Hahn Agreement provides that Mr. Hahn will be entitled to the monthly compensation for a minimum of three months even if the Company appoints another person to permanently serve as its Chief Executive Officer and/or President prior to September 30, 2010.  Mr. Hahn is subject to standard confidentiality and non-competition restrictions that are commonly required of executive level persons.

Item 1.02 Termination of a Material Definitive Agreement.

Merlin Bingham

On August 3, 2010, Merlin Bingham and the Company agreed to terminate Mr. Bingham’s employment agreement, with the termination effective as of July 1, 2010, and replaced by a Severance Agreement (the “Bingham Severance Agreement”).  Pursuant to the Bingham Severance Agreement, Mr. Bingham agreed to waive any and all legal claims (known or unknown) he may have against the Company in exchange for a lump sum severance payment in the amount of $349,916. The lump sum severance amount was determined based on the termination and change in control provisions in Mr. Bingham’s employment agreement.

Roger Kolvoord

On August 3, 2010, Roger Kolvoord and the Company agreed to terminate Mr. Kolvoord’s employment agreement, with the termination effective as of August 1, 2010, and replaced by a Severance Agreement (the “Kolvoord Severance Agreement”).  Pursuant to the Kolvoord Severance Agreement, Mr. Kolvoord agreed to waive any and all legal claims (know or unknown) he may have against the Company in exchange for a lump sum severance payment of $317,333.   The lump sum severance amount was determined based on the termination and change in control provisions in Mr. Kolvoord’s employment agreement.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 31, 2010, Roger Kolvoord retired as the Company’s Executive Vice President.  Mr. Kolvoord’s retirement was not the result of any disagreement or concern by Mr. Kolvoord with respect to any Company practice or policy.

Item 9.01.  Exhibits

10.1	Consulting Agreement between Metalline Mining Company and Greg Hahn Consulting LLC.

10.2	Severance Agreement between Metalline Mining Company and Merlin Bingham.

10.3	Severance Agreement between Metalline Mining Company and Roger Kolvoord.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalline Mining Company
(Registrant)
Date: August 5, 2010	/s/ Robert Devers
Name: Robert Devers
Title: Chief Financial Officer